Discussion and Reconciliation of Non-GAAP Measures
Supplemental Operational Measures

We provide a supplemental discussion of our domestic wireless operations that is calculated by combining our Consumer Mobility and Business Solutions segments, and then adjusting to remove non-wireless operations. The following table presents a reconciliation of our supplemental AT&T Mobility results.

Supplemental Operational Measure
	Three Months Ended
	June 30, 2018				June 30, 2017
	Consumer Mobility	Business Solutions	Adjustments[1]	AT&T Mobility	Consumer Mobility	Business Solutions	Adjustments[1]	AT&T Mobility
Operating Revenues
Wireless service	$11,853	$1,829	$-	$13,682	$12,467	$2,004	$-	$14,471
Strategic services	-	3,039	(3,039)	-	-	2,958	(2,958)	-
Legacy voice and data services	-	2,723	(2,723)	-	-	3,423	(3,423)	-
Other services and equipment	-	888	(888)	-	-	922	(922)	-
Wireless equipment	3,016	584	-	3,600	2,624	360	-	2,984
Total Operating Revenues	14,869	9,063	(6,650)	17,282	15,091	9,667	(7,303)	17,455

Operating Expenses
Operations and support	8,085	5,616	(4,038)	9,663	8,636	6,053	(4,598)	10,091
EBITDA	6,784	3,447	(2,612)	7,619	6,455	3,614	(2,705)	7,364
Depreciation and amortization	1,806	1,487	(1,180)	2,113	1,716	1,483	(1,211)	1,988
Total Operating Expenses	9,891	7,103	(5,218)	11,776	10,352	7,536	(5,809)	12,079
Operating Income	$4,978	$1,960	$(1,432)	$5,506	$4,739	$2,131	$(1,494)	$5,376
[1] Business wireline operations reported in Business Solutions segment.

Supplemental Operational Measure
	Six Months Ended
	June 30, 2018				June 30, 2017
	Consumer Mobility	Business Solutions	Adjustments[1]	AT&T Mobility	Consumer Mobility	Business Solutions	Adjustments[1]	AT&T Mobility
Operating Revenues
Wireless service	$23,465	$3,620	$-	$27,085	$24,932	$4,007	$-	$28,939
Strategic services	-	6,109	(6,109)	-	-	5,862	(5,862)	-
Legacy voice and data services	-	5,561	(5,561)	-	-	6,971	(6,971)	-
Other services and equipment	-	1,727	(1,727)	-	-	1,800	(1,800)	-
Wireless equipment	6,390	1,162	-	7,552	4,965	648	-	5,613
Total Operating Revenues	29,855	18,179	(13,397)	34,637	29,897	19,288	(14,633)	34,552

Operating Expenses
Operations and support	16,609	11,210	(8,054)	19,765	17,196	12,051	(9,271)	19,976
EBITDA	13,246	6,969	(5,343)	14,872	12,701	7,237	(5,362)	14,576
Depreciation and amortization	3,613	2,945	(2,350)	4,208	3,432	2,943	(2,395)	3,980
Total Operating Expenses	20,222	14,155	(10,404)	23,973	20,628	14,994	(11,666)	23,956
Operating Income	$9,633	$4,024	$(2,993)	$10,664	$9,269	$4,294	$(2,967)	$10,596
[1] Business wireline operations reported in Business Solutions segment.